Exhibit 10.13

Loan Agreement by and between the Fifth Season (Hong Kong) International Group Co., Ltd.
(Company), Lianmo Wu and Zhucheng Zhang and Shaoping Lu dated February 23, 2011 for 4.25 million USD.

Main contents:

  Contract No.: nil
  Loan Amount (RMB): 4.25 million USD
  Purpose of the Loan: purchase of property of Boshan, Shandong
  Contract Term: from March 1, 2011 to March 1, 2013
  Interest Rate:
  The annual interest rate is 12%;
  Penalty interest for embezzlement: 20% of the loan per day.
  Rights and Obligations of the Lender:
  Lender shall disburse the loan in a timely manner pursuant to the agreement.
  Lender shall execute the mortgage or security right in case of breach of contract of the Company.

  Rights and obligations of the Borrower:

  Borrower is entitled to obtain and use the loan pursuant to the agreement.
  Borrower shall return the principal and interests timely. Borrower can extend the term of the loan when getting the consent of Lender pursuant to the agreement.
  Consent of Lender should be obtained when any of the Borrower’s major assets for a third party is possible to be detrimental to Borrower’s capability of repayment under the agreement.
  Borrower guarantee all of its statement is true and accurate
  Borrower bears the relevant fees under the agreement.
  Prepayment of the Loan:

Lender’s consent should be obtained if Borrower is willing to prepay the loan in advance. The interest rate of prepayment shall accord with the agreement.

  Liabilities of Breach of Contract:

Penalty interest for embezzlement of 20% of the loan per day shall be imposed on the Company in case of the Company ’s breach of contract etc.

Headlines of the articles omitted

  Dispute settlement
  Effectiveness
  Attention
  Miscellaneous